Exhibit 99.1

Trinity Place Holdings Inc. Discloses Communication from NYSE American

New York, New York, December 4, 2023 — Trinity Place Holdings Inc. (NYSE American: TPHS) (the “Company”) announced today that on November 29, 2023 it received a letter (the “Notice”) from the NYSE American LLC (“NYSE American”) advising the Company is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i) and (ii) of the NYSE American Company Guide given the reported stockholders’ deficit as of September 30, 2023, and losses from continuing operations and/or net losses in three of its four most recent fiscal years ended December 31, 2022.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, par value $0.01 per share (the “Common Stock”), which will continue to be listed and traded on the NYSE American during the period mentioned below, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “TPHS”, but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (“SEC”).

The Company is required to submit a plan of compliance by December 29, 2023 addressing how the Company intends to regain compliance with Section 1003(a)(i) and (ii) of the NYSE American Company Guide by May 29, 2025.

Section 1003(a)(i) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) of the NYSE American Company Guide requires a listed company’s stockholders’ equity be at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

The Company intends to consider available options to regain compliance with the stockholders’ equity requirement. No decisions have been made at this time, although certain transactions under consideration by the parties may position the Company to submit a plan of compliance and, if consummated, meet the listing standards. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required time frames.

Additional details regarding the Notice from the NYSE American were included in, and the description above is qualified in its entirety by, the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2023, which is available on the Company’s website under “Investor Relations – SEC Filings” at www.tphs.com.

About Trinity Place Holdings

Trinity Place Holdings Inc. is a real estate holding, investment, development and asset management company. The Company’s largest asset is a property located at 77 Greenwich Street in Lower Manhattan, which is substantially complete as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school. The Company also owns a 105-unit, 12-story multi-family property located at 237 11th Street in Brooklyn, New York, as well as a property occupied by a retail tenant in Paramus, New Jersey. In addition to its real estate portfolio, the Company also controls a variety of intellectual property assets focused on the consumer sector, a legacy of its predecessor, Syms Corp., including FilenesBasement.com, its rights to the Stanley Blacker® brand, as well as the intellectual property associated with the Running of the Brides® event and An Educated Consumer is Our Best Customer® slogan. In addition, the Company also had approximately $305.4 million of federal net operating loss carryforwards at September 30, 2023, as well as various state and local NOLs, which can be used to reduce its future taxable income and capital gains.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the risks and uncertainties, as well as the other factors, described in more detail in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.